      As filed with the Securities and Exchange Commission on April 5, 2002
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                          ENTERCOM COMMUNICATIONS CORP.
               (Exact name of issuer as specified in its charter)

         Pennsylvania                                23-1701044
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation of organization)

                      ------------------------------------

                           401 City Avenue, Suite 409
                         Bala Cynwyd, Pennsylvania 19004
                    (Address of principal executive offices)

                          1998 Equity Compensation Plan
                            (Full title of the plan)

                                John C. Donlevie
                       Executive Vice President, Secretary
                               and General Counsel
                          Entercom Communications Corp.
                           401 City Avenue, Suite 409
                         Bala Cynwyd, Pennsylvania 19004
                     (Name and address of agent for service)
                                 (610) 660-5610
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                               Joseph D. Sullivan
                                Scott C. Herlihy
                                Latham & Watkins
                      555 Eleventh Street N.W., Suite 1000
                             Washington, D.C. 20004
                                 (202) 637-2200
                      ------------------------------------


                                       CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                    Number           Proposed maximum       Proposed maximum      Registration
 Title of securities to be      of shares to be     offering price per     aggregate offering        fee(3)
         registered              registered(1)           share(2)               price(2)
------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
  value $.01 per share......       2,500,000              $54.41              $136,025,000         $12,514.30
==================================================================================================================

(1) Represents shares of Class A Common Stock of Entercom Communications Corp. which may be offered or sold pursuant to the 1998 Equity Compensation Plan. This registration statement also relates to an indeterminate number of shares of Class A Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to Rule 457(c) based on the average high and low sales prices per share of Class A Common Stock on the New York Stock Exchange on April 1, 2002.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000092.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE



     This Registration Statement on Form S-8 of Entercom Communications Corp., a Pennsylvania corporation, pertains to 2,500,000 shares of Class A Common Stock, par value $.01 per share, that are authorized for issuance under Amendment No. 1 to the Entercom 1998 Equity Compensation Plan. These shares were not included for registration on the Registration Statement on Form S-8 of Entercom Communications Corp. (No. 333-71481) filed with the Securities and Exchange Commission on January 29, 1999 (the "Earlier Registration Statement").

     Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Earlier Registration Statement are incorporated by reference in this Registration Statement and made a part hereof.

Item 8.  Exhibits.

                  The following is a list of exhibits filed as part of this Registration Statement.

Exhibit                                Exhibit
Number

  5.1        Opinion of John C. Donlevie, Esq.

 10.1 Entercom 1998 Equity Compensation Plan (incorporated by reference to Exhibit 10.06 of the Company's registration statement on Form S-1 (File No. 333-61381)).

 10.2 Amendment No. 1 to the Entercom 1998 Equity Compensation Plan (incorporated by reference to Appendix B of the Company's Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (filed on May 4, 2001)).

 23.1        Consent of Arthur Andersen LLP.

 23.2        Consent of Deloitte & Touche LLP.

 23.3        Consent of John C. Donlevie, Esq. (included within Exhibit 5.1).

 24.1        Powers of Attorney (included on the signature page hereto).

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania on April 4, 2002.

                                     ENTERCOM COMMUNICATIONS CORP.
                                         By:    /s/ Joseph M. Field
                                              -----------------------------
                                                Joseph M. Field
                                                Chairman of the Board and
                                                Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph M. Field and David J. Field and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                          Title                                                         Dated
---------                          -----                                                         -----
/s/ Joseph M. Field                Chairman of the Board and Chief Executive Officer             April 4, 2002
--------------------------------   (Principal Executive Officer)
Joseph M. Field

/s/ David J. Field                 President, Chief Operating Officer and Director               April 4, 2002
--------------------------------
David J. Field

/s/ John C. Donlevie               Executive Vice President, Secretary, General Counsel          April 4, 2002
--------------------------------   and Director
John C. Donlevie

/s/ Stephen F. Fisher              Executive Vice President and Chief Financial Officer          April 4, 2002
--------------------------------   (Principal Financial and Accounting Officer)
Stephen F. Fisher


/s/ Marie H. Field                 Director                                                      April 4, 2002
--------------------------------
Marie H. Field

/s/ Herbert Kean                   Director                                                      April 4, 2002
--------------------------------
Herbert Kean

/s/ Lee Hague                      Director                                                      April 4, 2002
--------------------------------
Lee Hague

/s/ Michael R. Hannon              Director                                                      April 4, 2002
--------------------------------
Michael R. Hannon

/s/ Thomas H. Ginley               Director                                                      April 4, 2002
--------------------------------
Thomas H. Ginley

/s/ S. Gordon Elkins               Director                                                      April 4, 2002
--------------------------------
S. Gordon Elkins

/s/ David J. Berkman               Director                                                      April 4, 2002
--------------------------------
David J. Berkman


                          ENTERCOM COMMUNICATIONS CORP.

                                INDEX TO EXHIBITS

Exhibit
Number                                     Exhibit

  5.1        Opinion of John C. Donlevie, Esq.

 10.1 Entercom 1998 Equity Compensation Plan (incorporated by reference to Exhibit 10.06 of the Company's registration statement on Form S-1 (File No. 333-61381)).

 10.2 Amendment No. 1 to the Entercom 1998 Equity Compensation Plan (incorporated by reference to Appendix B of the Company's Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (filed on May 4, 2001)).

 23.1        Consent of Arthur Andersen LLP

 23.2        Consent of Deloitte & Touche LLP

 23.3        Consent of John C. Donlevie, Esq. (included within Exhibit 5.1).

 24.1        Powers of Attorney (included on the signature page hereto).